EXHIBIT 10.45

MEDPACE
Master Services Agreement

[*] indicates that a confidential portion of the text of this agreement has been omitted.

MASTER SERVICES AGREEMENT

Between

Medpace Inc.
an Ohio Corporation
4620 Wesley Avenue
Cincinnati, Ohio 45212

(“MEDPACE”)

and

XOMA (US) LLC
a Delaware company with limited liability
2910 Seventh Street
Berkeley, California 94710

(“SPONSOR”)

MEDPACE
Master Services Agreement

This MASTER SERVICES AGREEMENT (the “Agreement”), dated as of November 9, 2009 (the “Effective Date”), is between MEDPACE and SPONSOR.  MEDPACE and SPONSOR are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS:

WHEREAS, SPONSOR is in the business of developing and obtaining regulatory approval of the marketing and sale of pharmaceutical products and or biological products, and or medical devices; and

WHEREAS, MEDPACE is engaged in the business of providing services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices through engagement by its clients, the sponsors of clinical development programs, to perform such services; and

WHEREAS, SPONSOR desires to engage MEDPACE to perform certain services (“Services”) as set forth hereinafter in connection with certain clinical trials, all in accordance with and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1.            PROJECT SPECIFICATIONS

1.1.
MEDPACE hereby agrees to perform Services for SPONSOR from time to time.  The precise Services to be performed by MEDPACE shall be mutually agreed upon by the Parties and set forth in one or more task orders (each a “Task Order”), a form of which is attached hereto as Exhibit A.  Each Task Order shall be signed by an authorized representative of each Party and shall include detailed information concerning a given project, including a description of the specific services to be provided (“Scope of Work”), project milestones and target completion dates (“Project Schedule”), a detailed budget (“Project Budget’), and a schedule of payments related to the Project Schedule and the Project Budget (“Payment Schedule”).  Each Task Order shall contain a Transfer of Obligations list (“Transfer of Obligations”) in conjunction with the relevant Task Order and consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D (Responsibilities of Sponsors and Investigators).

1.2.
To the extent the Services include a clinical investigation (to be performed in accordance with the details provided in the applicable Task Order), MEDPACE shall require each Study Site to execute SPONSOR’s Clinical Site Agreement, attached hereto as Exhibit B.  Any changes to the Clinical Site Agreement requested by the Study Site shall be submitted to SPONSOR for review.  SPONSOR shall have sole and final approval of each Clinical Site Agreement.

MEDPACE
Master Services Agreement

2.            PROJECT SCHEDULE

2.1.
Each Task Order shall contain project timelines, milestones or target dates for completion of a project or a portion thereof, and all such schedules shall be reasonable for the Services to be provided.  In all events, the Parties shall use their reasonable best efforts to comply with each Task Order.

2.2.
If at any time either Party anticipates a delay in meeting the timelines for a given Task Order as set forth in its Project Schedule, either due to changes to the Services requested by SPONSOR, or other causes (including, but not limited to, FDA approval of a competitor’s NDA for the same drug, which may adversely affect patient enrollment), then the anticipating Party shall promptly notify the other Party in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other deliverables.

3.           CHANGE ORDERS

3.1.
Any change in the details of a Task Order or the assumptions upon which the Task Order is based may require changes in the Project Budget, Payment Schedule or Project Schedule.  Every such change shall require a written amendment to the Task Order (a “Change Order”).  Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter.  The Change Order will become effective upon the execution of the Change Order by both Parties, and the Change Order will specify the period of time within which MEDPACE must implement the changes.  Both Parties agree to act in good faith and promptly when considering a Change Order requested by the other party but neither party is obligated to execute a Change Order.  No Change Order shall become effective unless and until it is signed by both Parties.  Any such changes that result in additional charges shall be reflected in the Change Order to the affected Task Order, Project Budget or Payment Schedule.

4.            PROJECT BUDGET, PAYMENT SCHEDULE, AND TERMS

4.1.	The SPONSOR agrees to pay MEDPACE for Services rendered pursuant to the Project Budget and Payment Schedules included in each Task Order.

4.2.
The SPONSOR agrees to reimburse MEDPACE for reasonable pass-through expenses identified in the Task Order and incurred by MEDPACE in providing the Services in accordance with the relevant Task Order.  All expenses billed to SPONSOR by MEDPACE must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to SPONSOR.

MEDPACE
Master Services Agreement

The Parties hereby acknowledge and agree that escrow costs (“Escrow Costs”) may include but are not limited to third party advance payments for investigator meetings, vendors, Study Site payments (“Study Site” shall mean the physical location at which a particular investigator conducts a study), and any payments to investigators, institutions, and site maintenance organizations for services performed that relate to a Study.  If SPONSOR and MEDPACE agree that as part of the Services to be provided under this Agreement or any Task Order(s), that MEDPACE is to enter into agreements with third parties and obligate itself to making payments to such third parties for services rendered in conducting a Study, then SPONSOR shall escrow in advance all funds necessary for MEDPACE to meet its current payment obligations and those obligations for the upcoming fiscal quarter (including non-cancelable expenses).

The Parties acknowledge and agree that any third parties (including but not limited to investigators, institutions or site management organizations) paid with escrow funds in connection with the performance of Services under this Agreement or any Task Order shall not be considered the agent, employee or subcontractor of MEDPACE.

4.3.
SPONSOR shall mail payments to MEDPACE within [*] days after receipt of a written invoice and required supporting documentation as applicable.  An annual interest rate of [*]% will be applied to outstanding invoices greater than [*] days.

5.            WARRANTIES AND REPRESENTATIONS:

5.1.	Acknowledgements:

MEDPACE acknowledges that the Services to be provided hereunder are for the benefit of, and are subject to the direction of SPONSOR.  MEDPACE acknowledges that SPONSOR is the beneficiary under the terms of this Agreement and each Task Order, and that SPONSOR is entitled to enforce the provisions thereof.

5.2.	Representations and Warranties of MEDPACE

5.2.1.
MEDPACE represents and warrants that it is a corporation with its principal office and place of business at 4620 Wesley Avenue, Cincinnati, Ohio 45212, duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

5.2.2.
MEDPACE warrants that the execution, delivery and performance of this Agreement and each task order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of MEDPACE enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing MEDPACE, any agreement to which MEDPACE is a party, or any law or court or governmental order, holding or writ by which MEDPACE is bound.  MEDPACE further warrants that it shall render the Services requested by SPONSOR in accordance with high professional standards, consistent with Good Clinical Practices and with the standard of care customary in the contract research organization industry.

MEDPACE
Master Services Agreement

5.2.3.
MEDPACE warrants that the personnel assigned to perform services rendered under this Agreement shall be qualified and professionally capable of performing the Services, shall be adequate to effectively perform the Services on the agreed upon schedule and shall devote such time as is necessary to perform the Services on such agreed upon schedule.

5.2.4.
MEDPACE further warrants that it shall perform the Services in compliance with all applicable laws and regulations including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, and all future amendments during the term.  MEDPACE further warrants that it shall make available to SPONSOR, or to the responsible regulatory authority, relevant records, programs and data as may reasonably be requested by SPONSOR or which is the subject of a Task Order.  SPONSOR shall have the right to monitor the operations of MEDPACE hereunder, and SPONSOR representatives shall have the right to visit any of the facilities where MEDPACE is performing any of the Services and during such visits to inspect the work being done and materials used, to observe the procedures being followed, to examine the books, records and other data relevant to the Services.  If any regulatory agency requests to inspect any books, records, data of MEDPACE relating to the Services, MEDPACE shall immediately notify SPONSOR.

5.2.5.
MEDPACE represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against MEDPACE which could adversely affect MEDPACE’s ability to perform the Services.

5.2.6.	Upon request, MEDPACE shall provide a copy of a certificate evidencing its insurance coverage to SPONSOR.

5.3.	Representations and Warranties of SPONSOR

5.3.1.
SPONSOR represents and warrants that it is a Delaware company with limited liability with its principal office and place of business at 2910 Seventh Street, Berkeley, California 94710, duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

5.3.2.
SPONSOR warrants that the execution, delivery and performance of this Agreement and each task order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of SPONSOR enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing SPONSOR, any agreement to which SPONSOR is a party, or any law or court or governmental order, holding or writ by which SPONSOR is bound.

MEDPACE
Master Services Agreement

5.3.3.
SPONSOR represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against SPONSOR which could adversely affect SPONSOR’s ability to perform under this Agreement or any Task Order.

5.3.4.	Upon request, SPONSOR shall provide a copy of a certificate evidencing its insurance coverage to MEDPACE.

6.            TERMINATION

6.1           Either Party may terminate this Agreement without cause immediately upon giving the other Party notice of such termination, provided such termination shall not in and of itself affect any then uncompleted Task Order.

6.2           SPONSOR may terminate any Task Order without cause immediately upon giving MEDPACE notice of such termination.  As soon as practicable, after receipt of such notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.  MEDPACE shall transfer to SPONSOR all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession.

6.3           MEDPACE may terminate a Task Order only if SPONSOR has defaulted on its obligations thereunder and has not cured such default (a) within [*] days after receipt of written notice if the default is the failure to pay MEDPACE any amount due thereunder or (b) within [*] days after receipt of written notice in the event of any other default.  As soon as practicable, after receipt of such notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.  MEDPACE shall transfer to SPONSOR all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession.

6.4           In the event of any-termination of a Task Order before completion, SPONSOR agrees to pay MEDPACE for all Services rendered pursuant to the unfinished Task Order prior to such termination and any non-cancelable expenses incurred in connection with MEDPACE’s performance of Services thereunder.  As soon as reasonably practicable following receipt of a termination notice, MEDPACE shall submit an itemized accounting of Services performed, expenses incurred pursuant to performance of the Services, non-cancelable expenses incurred by MEDPACE relating to any unfinished Task Order, and payments received in order to determine a balance to be paid by either Party to the other.  Such balance shall be paid within [*] days of receipt of such an itemized accounting by SPONSOR.

MEDPACE
Master Services Agreement

7.            COMMUNICATIONS

7.1.
Any notice required or permitted under this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by prepaid, first class, certified mail, return receipt requested, or sent by express courier service, to the Party to be notified at the addresses set forth below (or such other address as shall be designated by written notice); provided that all notices shall be effective upon receipt thereof:

If to MEDPACE:

Medpace, Inc.
4620 Wesley Avenue
Cincinnati, Ohio 45212
Attn:  August J. Troendle
Telephone:  (513) 579-9911 x2278

If to SPONSOR:
XOMA (US) LLC
2910 Seventh Street
Berkeley, California 94710
Attn:  Legal Department
Telephone:  (510) 204-7200

8.            CONFIDENTIALITY

8.1.
SPONSOR, may provide confidential information to MEDPACE during the course of this Agreement.  All information disclosed by SPONSOR to, or otherwise acquired or received by, MEDPACE or any of its employees, including, but not limited to, all information developed during the Services, including, but not limited to, the case reports and safety information, and all of SPONSOR’s business information, all sales and operating information, statistical plans, existing and potential business and marketing plans and strategies, financial information, cost and pricing information, media, know-how, designs, source codes, technical information, data, concepts, reports, methods, processes, techniques, operations, devices, and the like, whether or not the foregoing information is patented, tested, reduced to practice, or subject to copyright and whether prepared by SPONSOR, its representatives or others, that contain or otherwise reflect or are based upon, in whole or in part, any of the foregoing information or that reflect MEDPACE’s review of, interest in, or evaluation of all or any portion of the foregoing information and including any information concerning or constituting application, reverse engineering, copying, reverse compiling, duplication, installation, processes, procedures, formulae, trade secret, know-how, technology, and other intellectual property, whether communicated in writing, orally, electronically, photographically, visually or in recorded or any other form, is deemed to be the confidential information of SPONSOR (“SPONSOR Confidential Information”).  MEDPACE shall not disclose SPONSOR Confidential Information to any third party, or use SPONSOR Confidential Information for any purpose other than for the benefit of SPONSOR, without the prior written consent of SPONSOR.

MEDPACE
Master Services Agreement

8.1.1.
MEDPACE shall ensure by binding written agreement that its employees, agents, and approved independent contractors involved in the Services shall comply with the provisions of Article 8 of this Agreement.  MEDPACE shall disclose SPONSOR Confidential Information only to those of its employees, agents, and independent contractors who reasonably need to know SPONSOR Confidential Information.

8.1.2.	MEDPACE shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of SPONSOR Confidential Information associated with the Services.

8.2.	MEDPACE Confidential Information.

MEDPACE may provide confidential information to SPONSOR during the course of this Agreement (“MEDPACE Confidential Information”).  MEDPACE Confidential Information shall include but is not limited to standard operating procedures, pricing, and financial information provided by MEDPACE or its Affiliates to SPONSOR during the course of performance of the Services, and any non public information pertaining to MEDPACE’s business practices or other proprietary information.  SPONSOR shall not disclose MEDPACE Confidential Information to any third party, or use MEDPACE Confidential Information for any purpose other than for those set forth under this Agreement or a Task Order, without the prior written consent of MEDPACE.

8.2.1.
SPONSOR shall ensure by binding written agreement that its employees, agents, and approved independent contractors involved in the Services shall comply with the provisions of Article 8 of this Agreement.  SPONSOR shall disclose MEDPACE Confidential Information only to those of its employees, agents, and independent contractors who reasonably need to know MEDPACE Confidential Information.

8.2.2.	SPONSOR shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of Confidential Information associated with the Services.

8.2.3.	MEDPACE Confidential Information and SPONSOR Confidential Information are referred to herein collectively or individually, with respect to either party, as “Confidential Information.”

MEDPACE
Master Services Agreement

8.3.	This confidentiality and nondisclosure provision shall not apply to:

Information which was known by the Party before the date hereof or which is independently discovered, after the date hereof, without the aid, application or use of the Confidential Information, as evidenced by written records;

Information which is in the public domain on the date hereof or subsequently becomes publicly available through no fault or action of the other Party; or

Information, which is lawfully obtained by the receiving Party from sources independent of the disclosing Party who, to the receiving Party’s knowledge, have a lawful right to disclose such Confidential Information.

8.3.1.
If the receiving Party is requested to disclose the Confidential Information of the other Party or the substance of this Agreement in connection with a legal or administrative proceeding or otherwise to comply with a requirement under the law, the receiving Party will give the disclosing Party prompt notice of such request so that the disclosing Party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement.  The disclosing Party must notify the receiving Party within [*] days that it intends to take action in response to the request for disclosure.  If the disclosing Party seeks a protective order or other remedy, the receiving Party, at the disclosing Party’s expense, will cooperate with and assist the disclosing Party in such efforts.  Failure of the disclosing Party to intervene shall not relieve the obligations to maintain confidentiality except in so far as the receiving Party must comply with the terms of such process compelling disclosure.

8.4
The receiving Party will use any Confidential Information received in connection with this Agreement only in the conduct of the Services and will return to the disclosing Party, at the disclosing Party’s expense, all Confidential Information at the request of the disclosing Party.

8.5
The Parties agree that any breach of this Section would cause irreparable harm - and that in addition to any and all other available remedies, injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

9. RIGHTS IN PROPERTY

9.1.
All materials, documents, data, software and information of every kind and description supplied to MEDPACE by SPONSOR or any of SPONSOR’s clients, or prepared, developed, or generated by MEDPACE pursuant to this Agreement, (except for the pre-existing MEDPACE procedural manuals, personal data, methods, procedures, and policies) are and shall be the sole and exclusive property of SPONSOR. Further, all data and information generated or derived by MEDPACE as the result of services performed by it under this Agreement shall be and remain the exclusive property of SPONSOR. SPONSOR shall have the right to make whatever use they deem desirable of any such materials, documents, data or software. MEDPACE shall not, without the prior written consent of SPONSOR, publish, disseminate, or otherwise disclose to any third party any such property (except such disclosure as may be required by law), or use any such property for any purpose other than the performance of this Agreement. Any inventions or other intellectual property, including without limitation protectable copyrights and trademarks, that may evolve from the data and information described above or as the result of Services performed by MEDPACE under this Agreement shall belong to SPONSOR and MEDPACE agrees to assign its rights in all such inventions and/or other intellectual property to SPONSOR consistent with the obligations set forth in Article 10 below.

MEDPACE
Master Services Agreement

9.2.
SPONSOR acknowledges that all computer programs, software, applications, databases, proposals and other documentation generally used by MEDPACE and not directly related to, derived from or developed solely for SPONSOR are the exclusive and confidential property of MEDPACE or the third parties from whom MEDPACE has secured the right of use.  SPONSOR agrees that any improvement, alteration or enhancement to MEDPACE systems, software, applications or processes which are developed or implemented during the course of any Services performed hereunder, without the use of any SPONSOR data, information, materials or Confidential Information (or derivatives thereof), shall be the property of MEDPACE.

10.           PATENT RIGHTS

10.1.
MEDPACE shall disclose promptly to SPONSOR any and all inventions, discoveries and improvements conceived or made by MEDPACE while providing such services to SPONSOR pursuant to the Agreement and constituting a modification or extension of use relating to SPONSOR’s proprietary rights, and agrees to assign all its interest therein to SPONSOR or its nominee; whenever requested to do so by SPONSOR, MEDPACE shall execute any and all applications, assignments, or other instruments and give testimony which SPONSOR shall deem necessary to apply for and obtain a patent in the United States of America and/or other applicable jurisdiction or of any foreign country or to protect otherwise SPONSOR’s interests and shall compensate MEDPACE for the time devoted to said activities and reimburse it for expenses incurred.

11.           PUBLICITY

11.1.
MEDPACE shall not make any public announcements, publications papers, abstracts or oral presentations concerning this Agreement, the subject matter hereof or any Task Order or the subject matter thereof, without the prior written consent of SPONSOR.

MEDPACE
Master Services Agreement

11.2.	Neither Party may use the other Party’s name, logo or trademark in any communication, release, notice or other publication without the express prior written consent of the other Party.

11.3.
The Parties agree that any breach of this Section would cause irreparable harm and that in addition to any and all other available remedies, injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

12.           SECURITY AND DISPOSITION OF STUDY FILES

12.1.
Except as otherwise provided for in this Agreement, MEDPACE shall use commercially reasonable efforts, including, but not limited to, periodic backup of computer files, to prevent the loss or alteration of SPONSOR’s study data, Confidential Information, documentation, and correspondence.  MEDPACE shall in all respects comply with any Food and Drug Administration regulations concerning the maintenance, creation and storage of records, including electronic records.

12.2.
At appropriate time points or at completion of Services under a Task Order, MEDPACE shall transfer study materials, documents and correspondence to SPONSOR.  MEDPACE shall have the right to retain one copy of any study materials, documentation, and correspondence necessary solely to meet regulatory or MEDPACE’s own internal audit requirements, so long as it continues to maintain the confidentiality requirements of Article 8.

13.           SPONSOR OBLIGATIONS

13.1.
SPONSOR acknowledges that performance of the Services by MEDPACE will require the co-operative involvement of both Parties, and SPONSOR hereby agrees to provide such assistance as may be reasonably necessary to enable MEDPACE to perform the Services.

14.           INDEMNIFICATION

14.1.	Indemnification by SPONSOR

SPONSOR shall indemnify, defend and hold harmless MEDPACE from and against any and all damages, losses, liabilities, costs or expenses (collectively “Damages”), resulting or arising from any third-party claims, demands, assessments, actions, suits, investigations or proceedings (collectively “Claims”), relating to or arising from or in connection with this Agreement or the Services under any Task Order (including but not limited to any Damages arising from or in connection with any study, test, device, product or potential product to which this Agreement relates), to the extent such Claims or Damages have not resulted from (a) the negligence or willful misconduct of MEDPACE, (b) a breach of any applicable FDA, federal, state or local law by MEDPACE, or (c) a material breach of this Agreement or any Task Order by MEDPACE.

MEDPACE
Master Services Agreement

14.2.	Indemnification by MEDPACE

MEDPACE agrees to indemnify, defend and hold harmless SPONSOR from and against any and all Damages resulting or arising from third-party Claims relating to or arising from or in connection with the Services under any Task Order to the extent that such Claims or Damages are determined to have resulted from (a) the negligence or willful misconduct of MEDPACE, (b) a breach of any applicable FDA, federal, state or local law, or (c) a material breach of this Agreement or any Task Order by MEDPACE.

14.3.
Any party providing indemnification under this Agreement shall have the right to control the defense and settlement of any Claims or Damages.  The indemnified party shall have the right to obtain separate legal counsel at its own expense if it so chooses.  The indemnifying party shall not unreasonably withhold consent for settlement and the indemnified party shall reasonably cooperate in the defense of any Claims or Damages, at the indemnifying party’s reasonable expense, and provide prompt notice to the indemnifying party of any Claims or Damages for which indemnification is sought.

15.           LIMITATION OF LIABILITY

15.1.
Notwithstanding the terms of Article 14 above, in no event shall SPONSOR or MEDPACE be liable for any indirect, incidental, special, or consequential damages or lost profits arising out of the provision of services hereunder, even if the breaching party has been advised of the possibility of such damages.

16.           INSPECTIONS AND AUDITS

16.1.
Except as otherwise provided for in this Agreement, SPONSOR shall have the right, upon at least [*] business days’ prior written notice to MEDPACE, to examine the standard operating procedures, facilities, books, records, papers, files and documentation, including computer files, data bases and records, at MEDPACE’s facilities and the facilities of clinical investigators contracted by MEDPACE to determine the adequacy of such records, to ensure the Services are being performed in accordance with the approved Task Orders and applicable regulations and/or to examine the financial records of MEDPACE as may be reasonably necessary to verify out-of-pocket expenses incurred during the performance of the Services.  Such inspections and audits shall be conducted during normal business hours.

16.2.	MEDPACE shall provide reasonable assistance, including making available members of its staff and providing access to all requested records, to facilitate such inspections and audits.

MEDPACE
Master Services Agreement

16.3.	MEDPACE shall take all reasonable steps required by SPONSOR to cure any deficiencies found in any audit, inspection or investigation.

17.           DEBARMENT

17.1.
MEDPACE hereby represents, warrants, and certifies that neither it nor any of its officers, directors, owners, principals or employees has been or will be at any relevant time hereunder debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law.  In the event that any such party becomes debarred, MEDPACE shall notify SPONSOR in writing immediately.

17.2.
MEDPACE hereby represents, warrants, and certifies that it has not and shall not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law.  In the event MEDPACE becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to MEDPACE, which relate to the Services being provided under this Agreement, MEDPACE shall notify SPONSOR in writing immediately.

18.           NON SOLICITATION

Neither Party and its affiliates shall during the term of this Agreement and for a period of [*] months following its termination, either directly or indirectly, hire any employee of the other Party with whom its comes into contact as a result of providing the Services, or recruit, solicit, or entice any such person to become employed by it or any affiliate and shall not approach any such employee for such purpose or encourage, authorize or approve the taking of such action by any other person; provided, however, that the foregoing shall not prevent either Party from hiring any employee of the other Party who:
(a) responds to a general advertisement or bona fide recruitment campaign or (b) has ceased to be employed by such Party otherwise than pursuant to a solicitation by the other Party.  The Parties agree that any breach of this provision would cause irreparable harm and that in addition to any and all other available remedies injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

19.           ENTIRE AGREEMENT

This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and all other oral, written or other communications between the Parties concerning the subject matter hereof.  This Agreement shall not be amended, modified or supplemented in any way except in writing and signed by a duly authorized representative of SPONSOR and MEDPACE.

MEDPACE
Master Services Agreement

20.           GOVERNING LAW

This Agreement and the performance hereof shall be governed, interpreted and construed in all respects by the internal laws of the State of New York.

21.           NO WAIVER

No waiver of any term, provision, or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provisions, or conditions, or of any other term, provision, or condition of this Agreement.

22.           INDEPENDENT CONTRACTOR

In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor.  Neither Party is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other Party.

23.           FORCE MAJEURE

Neither Party shall be liable or deemed to be in default for any delay due to causes beyond the reasonable control of the Party, such as:  war, acts or threats of terrorism, civil disorders, acts of God, or government action; provided, that the affected Party (a) promptly notifies the other of the cause and its effects on the Services to be performed hereunder, (b) immediately resume performance after the cause of delay is removed, and (c) use all commercially reasonable efforts to minimize the duration of such delay.  Financial difficulty shall never be deemed a force majeure event.

24.           SEVERABILITY

In the event any provision of this Agreement shall be determined to be void or unenforceable, the remaining provisions shall remain in full force and effect.

25.           ASSIGNMENT

25.1.	Except as set forth herein, neither Party shall assign this Agreement or any Task Order except with the express prior written consent of the other Party.

25.2.
Notwithstanding anything contained herein:  (i) a Party may assign this Agreement and/or any Task Order to any Affiliate, provided that the assigning Party remains fully liable for all liabilities and obligations under this Agreement and any such Task Order; and, (ii) a Party may assign this Agreement and/or any Task Order to a Successor.

MEDPACE
Master Services Agreement

25.3.
As used herein, “Affiliate” means in relation to a Party, any entity controlling such Party, controlled by such Party, or under common control with such Party; and “Successor” means any entity which acquires all or substantially all assets of a Party or any entity into which a Party is merged.

26.           SUBCONTRACTING

MEDPACE may subcontract any portion of the Services hereunder with the prior written consent of SPONSOR, and such consent will not be unreasonable withheld.  MEDPACE shall remain liable for the performance of any such Subcontractor.

27.           NO OWNERSHIP OF SPONSOR SHARES

In order to avoid potential for conflicts of interest, MEDPACE hereby agrees that during the term of this Agreement it will not hold any shares of SPONSOR or SPONSOR’s parent company or options to purchase shares of SPONSOR or SPONSOR’s parent company without the written consent of I SPONSOR and that it will not purchase or sell, whether for its own account or the account of any other person or entity, shares of SPONSOR or SPONSOR’s parent company.

28.           CONFLICTS BETWEEN AGREEMENTS

In the event that there is any conflict between the provisions of this Agreement and any duly executed Task Order, this Agreement shall control, unless the Task Order clearly states that in the event of such conflict, it shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MEDPACE, INC.

Signature:

Title:

Date:

XOMA (US) LLC

Signature:

By: Daniel P. Cafaro
Title: Vice President of Regulatory Affairs and Compliance

Date:

MEDPACE
Master Services Agreement

EXHIBIT A

FORM OF TASK ORDER

MEDPACE Task Order Number:  __________

MEDPACE Project Number:  ____________

This Task Order, dated ____________, is between Medpace Inc. (“MEDPACE”), and (“SPONSOR”).

RECITAL:

WHEREAS, MEDPACE and SPONSOR have entered into that certain Master Services Agreement dated _____________________“Master Services Agreement”); and

WHEREAS, pursuant to the Master Service Agreement, MEDPACE has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties and SPONSOR and MEDPACE now desire to enter into such a Task Order; and

WHEREAS, MEDPACE and SPONSOR desire that MEDPACE provide certain services with respect to _________ (the “Study”) for the study of the product _______(“Study Product”) as set out in the Protoco Number _________, which is attached hereto as Appendix 1;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

1.
Scope of Work:  MEDPACE shall perform the services described in the Scope of Work, attached hereto as Appendix 2, in accordance with the Project Schedule, attached hereto as Appendix 3 and any other documents attached to and specifically referenced in this Task Order (“Services”).

2.
Compensation:  For performance of these Services, SPONSOR shall pay to MEDPACE amount equal to the Project Budget set forth in Appendix 4, which amount shall be payable pursuant to the Payment Schedule set forth in Appendix 5.  The Project Budget is provided for cost analysis purposes.  It is agreed that all fees are fixed prices unless the underlying assumptions (including trial duration, number of sites/patients, services provided) change and all such changes shall be documented in a Change Order.  After staff are assigned, costs are incurred based upon allocation of staff capacity.

3.	Transfer of Obligations: Sponsor Obligations transferred to MEDPACE by SPONSOR (consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D) are identified in Appendix 6.

4.	MSA. The provisions of the Master Services Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.

MEDPACE
Master Services Agreement

IN WITNESS WHEREOF, the Parties have hereunto signed this Task Order effective as of the day and year first written above.

MEDPACE, INC.

Signature:

By:

Title:
(Print Name)

Date:

XOMA (US) LLC

Signature:

By:
(Print Name)

Title:

Date:

List of Appendices:

Appendix 1:  Protocol
Appendix 2:  Scope of Work
Appendix 3:  Project Schedule
Appendix 4:  Project Budget
Appendix 5:  Payment Schedule
Appendix 6:  Transfer of Obligations